EXHIBIT 99.1

                                                              FINANCIAL DYNAMICS
                                                         BUSINESS COMMUNICATIONS

                                                               WALL STREET PLAZA
                                                      88 PINE STREET, 32ND FLOOR
                                                          NEW YORK, NY 10005, US

                                                             TEL +1 212 850 5600
                                                             FAX +1 212 850 5790


                 FOR:      TARRANT APPAREL GROUP

         APPROVED BY:      Patrick Chow
                           Chief Financial Officer
                           (323) 780-8250

             CONTACT:      Investor Relations:
                           Melissa Myron/Lila Sharifian
                           (212) 850-5600


FOR IMMEDIATE RELEASE

             TARRANT APPAREL GROUP ANNOUNCES SECOND QUARTER RESULTS

         LOS ANGELES, CA - AUGUST 16, 2004 -- TARRANT APPAREL GROUP (NASDAQ:TAGS), a leading provider of private label and private brand casual apparel, today announced financial results for the second quarter ended June 30, 2004.

SECOND QUARTER RESULTS
         Net sales for the quarter were $38.5 million compared to $78.2 million in last year's second quarter. The Company experienced declines in orders from a few customers, and in particular, in orders for Mexico-produced goods as a result of the Company's strategic decision to change from a manufacturing to a trading model.

         Gross profit increased to $5.3 million from a gross profit of ($0.4) million in the comparable period last year. The improvement is primarily a result of a $3.3 million reclassification of depreciation of Mexican assets from cost of goods sold to general and administrative expenses, and the absence of an inventory write-down of $11 million which occurred in the year-ago period, offset by the decrease in net sales in the 2004 quarter. Selling, general and administrative expenses were $11.7 million, flat with the year-ago period, while selling, general and administrative expenses as a percent of sales increased to 30.3% from 14.9%, due to the reclassification of depreciation of Mexican assets and the decrease in net sales.

         Net loss was $68.6 million, or $2.39 per diluted share, based on 28,649,928 weighted average diluted shares outstanding. The loss is attributable to the decrease in sales as well as a $78.0 million charge for impairment of assets resulting from an appraisal of the Company's assets in Mexico, which include real estate and equipment related to manufacturing facilities. In August 2004, the Company entered into an agreement for the sale


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                                                                          Page 2


of substantially all of the aforementioned assets, which is scheduled to be consummated in the second half of 2004. The Company's net loss in the same period last year was $32.6 million, or $1.94 per diluted share, based on 16,832,092 weighted average diluted shares outstanding.

         Commenting on the quarter, Barry Aved, President and CEO of Tarrant Apparel Group, said, "While sales were lower than plan, we believe that the decisions made in the last few months will begin to influence results during the second half of the year as we take steps to simplify our business and return to our proven trading company model. The Company recently signed an agreement for the sale of substantially all of the Company's Mexico assets, which would finalize our exit from manufacturing and allow us to totally focus on our core competencies of developing and licensing brands, global sourcing and distribution, and design."

         Mr. Aved continued, "Based on the first half results, current visibility and business conditions, we are now projecting our annual sales to be $185 million to $200 million. Additionally, as a consequence of the significant charges we incurred for impairment of assets relating to our decision to sell our Mexico assets, we will recognize a substantial net loss for the year. Our downward revision of 2004 sales reflects three primary factors, which include: certain customers revising their business outlooks, resulting in reduced orders to Tarrant Apparel Group, our decision to discontinue our manufacturing business with Seven7, and the slower than anticipated transition of customers to our Asian sourcing business."

         Gerard Guez, Chairman, concluded, "Despite these challenges, we continue to work towards driving top and bottom line improvement as well as positioning the Company for long-term growth and profitability. We are committed to building our Private Label business, and expanding our Private Brands portfolio with high potential growth vehicles and believe we are on the right track. We are pleased with the performance of American Rag CIE and Alain Weiz, and look forward to growing our newest additions - Cynthia Rowley and Gear7."

CONFERENCE CALL
         Tarrant Apparel Group will host a conference call on August 16, 2004 at 10:00 a.m. Eastern Time that may be accessed via the Internet at: www.tags.com or by dialing 973-935-2405. Additionally, a replay of the call will be available through August 23, 2004 and can be accessed by dialing 973-341-3080 and entering pin number 5058382.

         Tarrant Apparel Group serves specialty retailers, mass merchants, national department stores, and branded wholesalers by designing, merchandising, contracting for the manufacture of, and selling casual and well-priced apparel for women, men, and children.

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING AND MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE A SOFTENING OF RETAILER OR CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS, OR THE UNANTICIPATED LOSS OF A MAJOR CUSTOMER. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                               {tables to follow}


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                                                                          Page 3


                              TARRANT APPAREL GROUP
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                     JUNE 30, 2004  DECEMBER 31,
                                                       (Unaudited)       2003
                                                        ---------     ---------
ASSETS
Current assets:
     Cash and cash equivalents .....................    $     836     $   3,320
     Restricted Cash ...............................         --           2,760
     Accounts receivable, net ......................       49,560        57,166
     Due from related parties ......................       11,923        18,056
     Inventory .....................................       20,635        23,251
     Temporary quota ...............................        2,445          --
     Prepaid expenses and other receivables ........        1,766         1,776
     Income tax receivable .........................          276           278
                                                        ---------     ---------

     Total current assets ..........................       87,440       106,607
                                                        ---------     ---------

Property and equipment, net ........................       47,221       135,646
Other assets .......................................        2,928         2,269
Excess of cost over fair value of net assets
   acquired ........................................        8,583         8,583
                                                        ---------     ---------

     Total assets ..................................      146,173       253,105
                                                        =========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term bank borrowings ....................       28,034        29,293
     Accounts payable ..............................       25,418        23,515
     Accrued expenses ..............................       13,861        11,194
     Income taxes ..................................       17,305        16,498
     Due to related parties ........................        1,899         5,419
     Due to shareholders ...........................         --               1
     Current portion of long-term debt .............       21,733        38,705
                                                        ---------     ---------

     Total current liabilities .....................      108,250       124,625
                                                        ---------     ---------

Long-term obligations ..............................          363           588
Long term deferred tax liabilities .................          248           275

Minority interest in UAV ...........................          319         5,142
Minority interest in Tarrant Mexico ................         --          14,766

Commitments and contingencies

Shareholders' equity:
     Preferred stock, 2,000,000 shares
        authorized;  no shares issued and
        outstanding ................................         --            --
     Warrants to purchase common stock .............        1,843         1,799
     Common stock, no par value, 100,000,000
        shares authorized: 28,814,763
        shares (2004) and 27,614,763 shares
        (2003) issued and outstanding ..............      111,515       107,891
     Contributed capital ...........................        1,613         1,506
     Retained earnings .............................      (50,552)       20,988
     Notes receivable from officer/shareholder .....       (4,782)       (4,796)
     Accumulated other comprehensive loss ..........      (22,644)      (19,679)
                                                        ---------     ---------

     Total shareholders' equity ....................       36,993       107,709
                                                        =========     =========

     Total liabilities and shareholders' equity ....    $ 146,173     $ 253,105
                                                        =========     =========


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                                                                          Page 4


                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)

                                                THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                               ----------------------------    ----------------------------
                                                    2004           2003            2004            2003
                                               ------------    ------------    ------------    ------------
                                                (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)

Net sales...................................   $     38,489    $     78,194    $     80,644    $    156,930
Cost of sales ..............................         33,223          78,627          67,878         148,561
                                               ------------    ------------    ------------    ------------

Gross profit ...............................          5,266            (433)         12,766           8,369
Selling and distribution expenses ..........          2,386           3,115           5,029           5,844
General and administrative expenses ........          9,291           8,543          20,070          15,926
Inpairment of assets .......................         77,982          22,276          77,982          22,276
                                               ------------    ------------    ------------    ------------

Income (loss) from operations ..............        (84,393)        (34,367)        (90,315)        (35,677)
Interest expense ...........................           (700)         (1,426)         (1,493)         (2,919)
Interest income ............................             93              88             187             175
Other income (expense) .....................          2,751             (38)          5,889             (47)
Minority interest income (expense) .........         14,136           3,730          15,016           3,493
                                               ------------    ------------    ------------    ------------

Income (loss) before provision for income
   taxes ...................................        (68,113)        (32,013)        (70,716)        (34,975)
Provision (benefit) for income taxes .......            454             558             824           1,475
                                               ------------    ------------    ------------    ------------

Net income (loss) ..........................   $    (68,567)   $    (32,571)   $    (71,540)   $    (36,450)
                                               ============    ============    ============    ============

Net income (loss) per share:
     Basic .................................   $      (2.39)   $      (1.94)   $      (2.50)   $      (2.23)
                                               ============    ============    ============    ============

     Diluted ...............................   $      (2.39)   $      (1.94)   $      (2.50)   $      (2.23)
                                               ============    ============    ============    ============


Weighted average common and common
   equivalent shares:
     Basic .................................     28,649,928      16,832,092      28,567,510      16,334,204
                                               ============    ============    ============    ============

     Diluted ...............................     28,649,928      16,832,092      28,567,510      16,334,204
                                               ============    ============    ============    ============